Exhibit 99.1

 ITT REPORTS FIRST QUARTER 2006 EPS OF $0.83, INCLUDING IMPACT OF SPECIAL ITEMS

     - Earnings excluding special items are $0.63 per share, up 19 percent, and up 21 percent excluding adoption of SFAS-123R

     - Revenue up 7 percent to $1.89 billion on strong growth in Fluid Technology and Defense; organic revenue up 8 percent

     - Orders up 25 percent with gains in all segments; organic orders up 27 percent

     - Operating improvements drive margin gain of 110 basis points, excluding special items

     - Company raises FY 2006 earnings forecast excluding special items from $2.89 - $2.96 to $2.91 - $2.97 per share, and raises FY revenue range from $7.82 - $7.97 billion to $7.90 - $8.01 billion

     WHITE PLAINS, N.Y., April 28 /PRNewswire-FirstCall/ -- ITT Industries, Inc. (NYSE: ITT) today reported first quarter 2006 net income of $155.9 million or $0.83 per share, including the net impact of special items of $37.8 million or $0.20 per share, with the gain on the sale of ITT's auto tubing and Richter businesses partially offset by restructuring charges. Excluding special items, earnings from continuing operations grew 19 percent to $0.63 per share over the first quarter 2005. Excluding the ($0.01) per share impact of the adoption of SFAS - 123R, earnings grew 21 percent to $0.64 per share. First quarter 2006 revenue was $1.89 billion, up 7 percent over the period last year.

     "The first quarter has given us good momentum for the year, with revenue growth of 7 percent and organic revenue growth of 8 percent, and with income, margin and order growth in all four segments," said Steve Loranger, Chairman, President and Chief Executive Officer. "Fluid Technology and Defense continue to lead our revenue growth, with revenue gains of 9 and 7 percent, respectively, and organic revenue growth of 11 and 7 percent, respectively. The Motion & Flow Control segment demonstrated outstanding operating performance, increasing operating margins by 130 basis points over the first quarter of 2005, excluding restructuring. Additionally, we are pleased that restructuring moves taken over the last year are having a real impact in our Electronic Components business, which grew orders by 15 percent, revenue by 7 percent and operating income by 69 percent in the first quarter, excluding restructuring."

     "We expect sustained strength in the year ahead, particularly in Defense and the Water and Wastewater businesses," Loranger said. "Company-wide revenue growth, order growth, and operating improvements are a testament to the strength of our management team. We will continue to use ITT's Management System to strengthen our market leadership positions and expand corporate-wide sourcing and lean initiatives to support our long-term growth objectives."

     2006 Outlook

     "We laid out an aggressive growth plan for 2006 and expect to deliver on that commitment," Loranger added. "Based on our strong start for the year, we are raising our full-year earnings forecast excluding special items from a range of $2.89 - $2.96 to $2.91 - $2.97 per share, up 12 - 15 percent compared to 2005, including the estimated ($0.09) per share impact from the adoption of SFAS-123R. Excluding the impact of the adoption of SFAS-123R, our outlook for full year 2006 earnings from continuing operations excluding special items would be up 16 - 18 percent. We're also raising the mid-point of our full-year revenue guidance by $50 million, from a range of $7.82 - $7.97 billion to $7.90 - $8.01 billion."

     Primary Business Results

     Fluid Technology

     * First quarter 2006 Fluid Technology revenue was $685.7 million, up $55.6 million or 9 percent; organic revenues grew 11 percent over the period in 2005, led by Water and Wastewater and Industrial/Biopharm. Operating income was $63.3 million, including the impact of restructuring. Excluding restructuring, operating income was up 10 percent to $67.3 million.
     * Order activity remains robust in this segment, with double digit organic order growth in Water/Wastewater, Industrial/Biopharm and Building Trades. Segment organic orders grew 12 percent in the quarter.
     * Growth was particularly strong in the wastewater business, with 14 percent growth in organic revenue and 17 percent growth in organic orders. ITT's Flygt group is preparing to introduce a new series of large pumps incorporating the company's N-pump technology, extending the N-pump's energy-saving and life-cycle cost advantages through its wastewater products. This month, Flygt also introduced a new line of dewatering pumps using N-pump technology.

     * In the first quarter, ITT was awarded the contract to provide pumps and systems for the 2008 Summer Olympic Kayaking venue in Beijing. The course will be designed to move 5,000 gallons of water/second over the 500-meter course. It is the fourth summer Olympic kayaking course powered by ITT Fluid Technology products.

     Defense Electronics & Services

     * ITT's Defense Electronics & Services segment reported first quarter revenues of $831.1 million, up 7 percent over the same period in 2005. Operating income for the segment was $95.8 million, including the impact of restructuring. Excluding restructuring, operating income was up 26 percent in the quarter to $97.8 million. Higher volume, better yields and contract performance drove Defense operating margin up 180 basis points in the first quarter, excluding restructuring.
     * Order activity remains strong, with order growth of 45 percent in the quarter, led by Aerospace Communications, Night Vision, Systems and Space, increasing ITT's Defense backlog by 10 percent to $3.9 billion. Order growth in Defense is expected to continue outpacing revenue growth through 2006.
     * The growth at Defense is being led by Aerospace Communications, which has more than tripled its production rate for its SINCGARS tactical radios over the last year. During the first quarter, ITT received a U.S. Army order for 60,000 additional radios valued at more than $400 million, extending the growth visibility in this important product line. The company also foresees greater potential for international sales of SINCGARS, as coalition partners and allies upgrade their communications to be compatible with U.S. forces.
     * ITT's Systems division continues to grow revenues due to increased outsourcing of services by the U.S. Department of Defense. Revenues were up 17 percent in the first quarter, and orders grew 42 percent.

     Motion & Flow Control

     * First quarter revenues for ITT's Motion & Flow Control segment were $188.3 million, down 1 percent from the first quarter last year, primarily due to the negative impact of foreign currency translation. On an organic basis, Motion & Flow Control revenues grew 5 percent. First quarter operating income for the segment was $35.9 million, including the impact of restructuring charges. Excluding restructuring, operating income for this segment was $38.2 million, up 6 percent, and segment operating margin grew 130 basis points on higher volumes and operating improvements at Leisure Marine, Friction Materials and Aerospace Controls.
     * Order activity levels are robust, with 7 percent order growth and 13 percent organic order growth over the same period last year, driven primarily in Friction Materials and Leisure Marine.
     * Aerospace Controls, which produces fuel valves and other components, continues to benefit from the upturn in the aerospace market, with organic revenue growth of 18 percent.

     Electronic Components

     * First quarter revenues for the Electronic Components segment were $185 million, up 7 percent over the same period in 2005. Organic revenue grew 10 percent, with growth in cellular handsets, transportation, auto and industrial markets. Operating income for the first quarter was $7.5 million including the impact of restructuring charges. Excluding restructuring, operating income was $14.2 million, up 69 percent over the first quarter last year, and operating margins grew 290 basis points, primarily driven by restructuring actions and other operational improvements made over the last year, as well as higher volumes.

     * Order intake at Electronic Components was at the highest level since the third quarter 2000, up 15 percent over the first quarter last year, and up 18 percent on an organic basis. This is primarily attributable to growth in the cellular handset market. The segment's book-to-bill ratio stood at 1.12.
     * The process to prepare Electronic Components' Switches business for disposition is underway. The company will continue to improve and manage the business to create value until a disposition is completed.

     About ITT Industries

     ITT Industries, Inc. (http://www.itt.com) supplies advanced technology products and services in key markets including: fluid and water management including water treatment; defense communication, opto-electronics, information technology and services; electronic interconnects and switches; and other specialty products. Headquartered in White Plains, NY, the company generated $7.4 billion in 2005 sales. In addition to the New York Stock Exchange, ITT Industries stock is traded on the Pacific, Paris, London and Frankfurt exchanges.

     For free B-roll/video content about ITT Industries, please log onto http://www.thenewsmarket.com/ITT to preview and request video. You can receive broadcast-standard video quality digitally or by tape from this site. Registration and video are free to the media.

     "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995 ("the Act"):

     Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                      ITT INDUSTRIES, INC. AND SUBSIDIARIES
                    CONSOLIDATED CONDENSED INCOME STATEMENTS
                         (In millions, except per share)
                                   (Unaudited)

                                                       Three Months Ended
                                                            March 31,
                                                   ---------------------------
                                                      2006           2005
                                                   ------------   ------------
Sales and revenues                                 $    1,886.7   $    1,765.9

Costs of sales and revenues                             1,383.5        1,296.4
Selling, general and administrative expenses              270.3          262.9
Research and development expenses                          42.7           44.3
Restructuring and asset impairment charges                 15.1           18.4
Total costs and expenses                                1,711.6        1,622.0

Operating income                                          175.1          143.9
Interest expense                                           19.9           20.1
Interest income                                             3.7           14.2
Miscellaneous expense                                       5.3            5.0
Income from continuing operations before income
 taxes                                                    153.6          133.0
Income tax expense                                         46.1           11.6
Income from continuing operations                         107.5          121.4
Discontinued operations, including tax
 expense/(benefit) of $7.4, $ (3.1) in
  each period                                              48.4           (4.9)
Net income                                         $      155.9   $      116.5

Earnings Per Share:
Income from continuing operations:
  Basic                                            $       0.58   $       0.66
  Diluted                                          $       0.57   $       0.64
Discontinued operations:
 Basic                                             $       0.26   $      (0.03)
 Diluted                                           $       0.26   $      (0.02)
Net income:
 Basic                                             $       0.84   $       0.63
 Diluted                                           $       0.83   $       0.62

Average Common Shares - Basic                             184.6          184.6
Average Common Shares - Diluted                           187.8          188.5

                      ITT INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  (In millions)
                                   (Unaudited)

                                                     March 31,    December 31,
                                                       2006           2005
                                                   ------------   ------------
Assets
Current Assets:
  Cash and cash equivalents                        $      623.8   $      451.0
  Receivables, net                                      1,317.3        1,268.1
  Inventories, net                                        707.0          661.3
  Current assets of discontinued operations                   -          256.9
  Deferred income taxes                                    73.2           73.6
  Other current assets                                    102.9           69.9
    Total current assets                                2,824.2        2,780.8

Plant, property and equipment, net                        829.3          837.0
Deferred income taxes                                      90.0           87.5
Goodwill, net                                           2,284.8        2,249.1
Other intangible assets, net                              210.4          214.8
Other assets                                              985.4          894.2
    Total assets                                   $    7,224.1   $    7,063.4

Liabilities and Shareholders' Equity
Current Liabilities:
  Accounts payable                                 $      816.8   $      797.2
  Accrued expenses                                        785.5          745.8
  Accrued taxes                                           167.4          187.1
  Current liabilities of discontinued operations              -           77.9
  Notes payable and current maturities of
   long-term debt                                         819.5          751.4
  Other current liabilities                                 8.0            8.3
    Total current liabilities                           2,597.2        2,567.7

Pension and postretirement benefits                       735.4          733.8
Long-term debt                                            514.4          516.3
Other liabilities                                         515.9          522.2
    Total liabilities                                   4,362.9        4,340.0

Shareholders' equity                                    2,861.2        2,723.4
    Total liabilities and shareholders' equity     $    7,224.1   $    7,063.4

                      ITT INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (In millions)
                                   (Unaudited)

                                                        Three Months Ended
                                                             March 31,
                                                   ---------------------------
                                                       2006           2005
                                                   ------------   ------------
Operating Activities
Net income                                         $      155.9   $      116.5
(Income) loss from discontinued operations                (48.4)           4.9
Income from continuing operations                         107.5          121.4

Adjustments to income from continuing operations:
Depreciation and amortization                              50.7           49.5
Restructuring and asset impairment charges                 15.1           18.4
Payments for restructuring                                (18.1)          (9.6)
Change in receivables                                     (40.3)         (82.5)
Change in inventories                                     (45.2)         (17.3)
Change in accounts payable and accrued expenses            25.7           55.4
Change in accrued and deferred taxes                      (29.7)         (12.5)
Change in other current and non-current assets           (113.2)        (110.5)
Change in other non-current liabilities                    (6.6)          (5.2)
Other, net                                                 11.1            0.2
Net cash - operating activities                           (43.0)           7.3

Investing Activities
Additions to plant, property and equipment                (29.7)         (26.4)
Acquisitions, net of cash acquired                        (23.7)          (1.2)
Proceeds from sale of assets and businesses               225.3            3.6
Other, net                                                 (1.6)           0.2
Net cash - investing activities                           170.3          (23.8)

Financing Activities
Short-term debt, net                                       67.0          179.3
Long-term debt repaid                                      (0.6)          (3.4)
Long-term debt issued                                         -            0.4
Repurchase of common stock                                (68.8)         (82.4)
Proceeds from issuance of common stock                     36.9           35.7
Dividends paid                                            (16.6)         (33.2)
Other, net                                                  7.5           (0.3)
Net cash - financing activities                            25.4           96.1

Exchange Rate Effects on Cash and Cash Equivalents          6.7           (9.2)
Net Cash - Discontinued Operations Operating               15.6            4.5
Net Cash - Discontinued Operations Investing               (2.2)          (1.5)

Net change in cash and cash equivalents                   172.8           73.4
Cash and cash equivalents - beginning of year             451.0          262.9
Cash and Cash Equivalents - end of period          $      623.8   $      336.3

              ITT Industries Non-GAAP Press Release Reconciliation
                  Reported vs. Organic Revenue / Orders Growth
                            First Quarter 2006 & 2005
                                  ($ Millions)

                                              (As Reported - GAAP)
                                   ------------------------------------------
                                    Sales &    Sales &    Change     % Change
                                   Revenues   Revenues     2006        2006
                                    3M 2006    3M 2005   vs. 2005    vs. 2005
                                   --------   --------   --------    --------
ITT Industries -  Consolidated      1,886.7    1,765.9      120.8           7%

Fluid Technology                      685.7      630.1       55.6           9%

Wastewater                            246.3      222.1       24.2          11%

Defense Electronics  & Services       831.1      775.7       55.4           7%

Electronic Components                 185.0      173.7       11.3           7%

Motion & Flow Control                 188.3      190.0       (1.7)         -1%

Aerospace Controls                     21.4       18.2        3.2          18%

                                                          Change     % Change
                                    Orders     Orders      2006        2006
                                    3M 2006    3M 2005   vs. 2005    vs. 2005
                                   --------   --------   --------    --------
ITT Industries -  Consolidated      2,378.6    1,897.0      481.6          25%

Defense Electronics & Services      1,213.6      835.9      377.7          45%

Fluid Technology                      762.3      698.1       64.2           9%

Water Wastewater                      513.3      478.1       35.2           7%

Wastewater                            291.2      258.6       32.6          13%

Industrial Biopharm                   162.9      145.9       17.0          12%

Building Trades                        97.3       83.9       13.4          16%

Motion & Flow Control                 196.0      182.9       13.1           7%

Electronic Components                 206.7      180.1       26.6          15%

                                                          Orders
                                                          / Sales
                                    Orders      Sales     Book-to
                                    3M 2006    3M 2006     -Bill
                                   --------   --------   --------
Electronic Components                 206.7      185.0       1.12

                                           (As Adjusted - Organic)
                         ----------------------------------------------------------
                            Sales &      Acquisition         FX        Adj. Sales &
                           Revenues     Contribution    Contribution     Revenues
                            3M 2006        3M 2006         3M 2006        3M 2006
                         ------------   ------------    ------------   ------------
ITT Industries -
 Consolidated                 1,886.7           (4.6)           33.9        1,916.0

Fluid Technology                685.7           (4.6)           17.6          698.7

Wastewater                      246.3           (4.6)           11.3          253.0

Defense Electronics
 & Services                     831.1            0.0             0.0          831.1

Electronic Components           185.0            0.0             5.7          190.7

Motion & Flow Control           188.3            0.0            10.7          199.0

Aerospace Controls               21.4            0.0             0.0           21.4

                                         Acquisition         FX
                            Orders      Contribution    Contribution    Adj. Orders
                            3M 2006        3M 2006         3M 2006        3M 2006
                         ------------   ------------    ------------   ------------
ITT Industries -
 Consolidated                 2,378.6           (2.7)           34.6        2,410.5

Defense Electronics
 & Services                   1,213.6            0.0               -        1,213.6

Fluid Technology                762.3           (2.7)           19.1          778.7

Water Wastewater                513.3           (2.7)           20.6          531.2

Wastewater                      291.2           (2.7)           12.9          301.4

Industrial Biopharm             162.9            0.0            (0.6)         162.3

Building Trades                  97.3            0.0            (0.5)          96.8

Motion & Flow Control           196.0            0.0             9.8          205.8

Electronic Components           206.7            0.0             5.5          212.2

                                    Sales &    Change    % Change
                                   Revenues    Adj. 06    Adj. 06
                                    3M 2005    vs. 05     vs. 05
                                   --------   --------   --------
ITT Industries - Consolidated       1,765.9      150.1          8%

Fluid Technology                      630.1       68.6         11%

Wastewater                            222.1       30.9         14%

Defense Electronics & Services        775.7       55.4        7.1%

Electronic Components                 173.7       17.0         10%

Motion & Flow Control                 190.0        9.0          5%

Aerospace Controls                     18.2        3.2         18%

                                               Change    % Change
                                    Orders     Adj. 06    Adj. 06
                                    3M 2005    vs. 05     vs. 05
                                   --------   --------   --------
ITT Industries - Consolidated       1,897.0      513.5         27%

Defense Electronics & Services        835.9      377.7         45%

Fluid Technology                      698.1       80.6         12%

Water Wastewater                      478.1       53.1         11%

Wastewater                            258.6       42.8         17%

Industrial Biopharm                   145.9       16.4         11%

Building Trades                        83.9       12.9         15%

Motion & Flow Control                 182.9       22.9         13%

Electronic Components                 180.1       32.1         18%

              ITT Industries Non-GAAP Press Release Reconciliation
         Segment Operating Income & OI Margin Adjusted for Restructuring
                          First Quarter of 2006 & 2005
                                   ($ Millions)

                                                            %                     Adjust
                                    Q1 2006    Q1 2005    Change      Q1 2006    for 2006
                                      As        As        06 vs.        As       Restruc-
                                   Reported   Reported      05       Reported     turing
                                   --------   --------   --------    --------   ---------
Sales and Revenues:
Electronic Components                 185.0      173.7                  185.0
Defense Electronics &  Services       831.1      775.7                  831.1
Fluid Technology                      685.7      630.1                  685.7
Motion & Flow Control                 188.3      190.0                  188.3
Intersegment eliminations              (3.4)      (3.6)                  (3.4)
  Total Ongoing segments            1,886.7    1,765.9                1,886.7
Dispositions and other                    -          -                      -
Total Sales and Revenues            1,886.7    1,765.9                1,886.7

Operating Margin:
Electronic Components                   4.1%       0.6%                   4.1%
Defense Electronics & Services         11.5%      10.0%                  11.5%
Fluid Technology                        9.2%       8.7%                   9.2%
Motion & Flow Control                  19.1%      16.6%                  19.1%
Total Ongoing Segments                 10.7%       9.3%                  10.7%

Income:
Electronic Components                   7.5        1.1      581.8%        7.5         6.7
Defense Electronics & Services         95.8       77.8       23.1%       95.8         2.0
Fluid Technology                       63.3       54.6       15.9%       63.3         4.0
Motion & Flow Control                  35.9       31.6       13.6%       35.9         2.3
Total Segment Operating Income        202.5      165.1       22.7%      202.5        15.0

                                                          Adjust
                                                           for
                                    Q1 2006    Q1 2005     2005         Q1      % Change
                                      As         As      Restruc-     2005 As    Adj. 06
                                   Adjusted   Reported    turing     Adjusted    vs. 05
                                   --------   --------   --------    --------   --------
Sales and Revenues:
Electronic Components                 185.0      173.7                  173.7
Defense Electronics & Services        831.1      775.7                  775.7
Fluid Technology                      685.7      630.1                  630.1
Motion & Flow Control                 188.3      190.0                  190.0
Intersegment eliminations              (3.4)      (3.6)                  (3.6)
  Total Ongoing
   segments                         1,886.7    1,765.9                1,765.9
Dispositions and other                    -          -                      -
Total Sales and
 Revenues                           1,886.7    1,765.9                1,765.9

Operating Margin:
Electronic Components                   7.7%       0.6%                   4.8%    290 BP
Defense Electronics
 & Services                            11.8%      10.0%                  10.0%    180 BP
Fluid Technology                        9.8%       8.7%                   9.7%     10 BP
Motion & Flow Control                  20.3%      16.6%                  19.0%    130 BP
Total Ongoing Segments                 11.5%       9.3%                  10.4%    110 BP

Income:
Electronic Components                  14.2        1.1        7.3         8.4       69.0%
Defense Electronics & Services         97.8       77.8        0.0        77.8       25.7%
Fluid Technology                       67.3       54.6        6.5        61.1       10.1%
Motion & Flow Control                  38.2       31.6        4.5        36.1        5.8%
Total Segment Operating Income        217.5      165.1       18.3       183.4       18.6%

            ITT Industries Non-GAAP Press Release Reconciliation
                   Reported vs. Adjusted Net Income & EPS
                          First Quarter of 2006 & 2005
                     ($ Millions, except EPS and shares)

                                  Q1 2006         Q1 2006         Q1 2006         Q1 2005
                                As Reported     Adjustments     As Adjusted     As Reported
                               ------------    ------------    ------------    ------------
Segment Operating Income              202.5            15.0#A         217.5           165.1

Interest Income (Expense)             (16.2)              -           (16.2)           (5.9)
Other Income (Expense)                 (5.3)              -            (5.3)           (5.0)
Gain on sale of Assets                    -               -               -               -
Corporate (Expense)                   (27.4)            0.1#A         (27.3)          (21.2)

Income from Continuing
 Operations before Tax                153.6            15.1           168.7           133.0

Income Tax Items                                                          -               -
Income Tax Expense                    (46.1)           (4.5)#B        (50.6)          (11.6)

Total Tax Expense                     (46.1)           (4.5)          (50.6)          (11.6)

Income from Continuing
 Operations                           107.5            10.6           118.1           121.4

Income from Discontinued
 Operations                            48.4           (48.4)#C          0.0            (4.9)

Net Income                            155.9           (37.8)          118.1           116.5

Diluted EPS                            0.83           (0.20)           0.63            0.62
   Stock Option Expenses                                               0.01
    Diluted EPS Excluding
     Stock Option Expense                                              0.64

                                                                                  Percent
                                                                  Change          Change
                                  Q1 2005        Q1 2005       2006 vs. 2005   2006 vs. 2005
                                Adjustments     As Adjusted     As Adjusted     As Adjusted
                               ------------    ------------    ------------    ------------
Segment Operating Income               18.3#D         183.4

Interest Income (Expense)              (5.6)#E        (11.5)
Other Income (Expense)                    -            (5.0)
Gain on sale of Assets                    -               -
Corporate (Expense)                    (0.6)#F        (21.8)

Income from Continuing
 Operations before Tax                 12.1           145.1

Income Tax Items                      (29.6)#G        (29.6)
Income Tax Expense                     (3.8)#H        (15.4)

Total Tax Expense                     (33.4)          (45.0)

Income from Continuing
 Operations                           (21.3)          100.1

Income from
 Discontinued Operations                4.9#I             -

Net Income                            (16.4)          100.1            18.0            17.9%

Diluted EPS                           (0.09)           0.53    $       0.10            18.9%
   Stock Option
    Expenses                                              -
    Diluted EPS
     Excluding Stock
     Option Expense                                    0.53    $       0.11            20.6%

#A - Remove Restructuring Expense of $15.1M.
#B - Remove Tax Benefit on Special Items of ($4.5M).
#C - Remove D.O. Income of ($48.4M).
#D - Remove Restructuring Expense of $18.3M.
#E - Remove Interest Income due to Tax Refund ($5.6M).
#F - Remove Other Refund ($0.6M).
#G - Remove Tax Refund of ($29.6M).
#H - Remove Tax Benefit on Special Items of  ($3.8M).
#I - Remove D.O. expense of $4.9M.

SOURCE  ITT Industries, Inc.
    -0-                             04/28/2006
    /CONTACT:  Tom Glover of ITT Industries, Inc., +1-914-641-2160,
      tom.glover@itt.com/
    /Web site:  http://www.itt.com